Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of SG Blocks, Inc. on Amendment No. 1 to Form S-1 of our report dated September 16, 2011 with respect to our audits of the financial statements of SG Blocks, Inc. as of December 31, 2010 and 2009 and for the years then ended, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum llp

Marcum LLP
New York, New York
February 3, 2012